UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
______________________

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
_______________________
Date of Report:  May 10, 2011
(Date of earliest event reported)

CAPSTONE THERAPEUTICS CORP.
(Exact name of registrant as specified in its charter)

Delaware	000-21214	86-0585310
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1275 West Washington Street, Suite 101, Tempe, Arizona	85281
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:
(602) 286-5520

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 – Securities and Trading Markets

Item 3.01         Notice of Delisting or Failure to Satisfy a Continued Listing Rule
                          or Standard; Transfer of Listing.

As disclosed in the Current Report on Form 8-K filed by the Company on May 9, 2011, on May 3, 2011 the Company received a letter from Nasdaq notifying the Company that it had not regained compliance with Listing Rule 5550(a)(2) (minimum bid price) and that, absent an appeal of the decision, trading of the Company’s common stock on the Nasdaq Capital Market would be suspended at the opening of business on May 12, 2011.  On May 9, 2011 the Company appealed the Nasdaq determination pursuant to the procedures set forth in the Nasdaq Listing Rule 5800 Series.

On May 10, 2011 the Company was notified by the Nasdaq Office of General Counsel, Hearings, that an oral hearing has been scheduled and that the delisting action has been stayed, pending a final written decision by the Nasdaq Hearings Panel following the hearing.  The hearing is currently scheduled for June 30, 2011, but this date is subject to change by Nasdaq.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  May 12, 2011                                                                           CAPSTONE THERAPEUTICS CORP.

/s/ John M. Holliman, III
John M. Holliman
Executive Chairman